UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2026

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9151 East Panorama Circle,	Centennial,	CO	80112
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 6, 2026, Arrow Electronics, Inc. (the “Company”) issued a press release announcing its second quarter 2026 earnings. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.02 DEPARTURE OF Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2026, the Company announced the appointment of Deidra (Dee) C. Merriwether as the Company’s President and Chief Operating Officer, effective as of September 8, 2026 (the “Effective Date”).

Ms. Merriwether, 57, currently serves as an independent director of Weyerhaeuser Company, a timber, land and forest products company, and as a member of its Audit Committee and Governance and Corporate Responsibility Committee. Prior to joining the Company, Ms. Merriwether served as Senior Vice President and Chief Financial Officer of W.W. Grainger, Inc., a broad line distributor of maintenance, repair and operating products and services, from 2021 until her appointment at the Company. Prior to that, she served as Senior Vice President and President, North American Sales and Services, and held other positions of increasing responsibility with W.W. Grainger, Inc. beginning in 2013. Prior to joining W.W. Grainger, Inc., Ms. Merriwether held positions of increasing responsibility in general management and finance at Sears Holdings Corporation, an integrated retailer, from 2002 to 2013, including serving as Chief Operating Officer, Retail Formats, immediately prior to her departure in 2013.

In connection with her appointment as President and Chief Operating Officer of the Company, Ms. Merriwether and the Company entered into an Employment Agreement dated as of July 31, 2026 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. As of the Effective Date, Ms. Merriwether’s annual base salary will be $900,000; her target annual award under the Company's Management Incentive Compensation Plan will be $1,125,000 (subject to proration for any partial year based on Ms. Merriwether’s period of active employment); and, subject to approval by the Company’s Board of Directors (the “Board”) in February 2027, her target annual award under the Company’s Long-Term Incentive Plan will be $2,000,000, 50% of which will be in the form of time-based vesting restricted stock units (“RSUs”) and 50% of which will be in the form of performance-based vesting restricted stock units (“PSUs”). The actual amount of any cash incentive award payable to Ms. Merriwether will remain subject to approval by the Board. Ms. Merriwether will be eligible to participate in the Company’s employee benefit plans and programs on the same basis as other similarly situated employees.

Ms. Merriwether will also receive a one-time sign-on bonus of $535,000 upon the commencement of her employment and Ms. Merriwether's relocation to the Denver, Colorado metropolitan area, subject to a repayment obligation in the event of termination by the Company for “cause” or Ms. Merriwether’s resignation other than for “good reason” prior to the first anniversary of the Effective Date. In addition, subject to approval by the Board, Ms. Merriwether will receive:

●	a one-time award of RSUs with a grant date value of $6,500,000 to be granted within 30 days following Ms. Merriwether's relocation to the Denver, Colorado metropolitan area, vesting 50% each on the first and second anniversary of the Effective Date, subject to her continued employment through the applicable vesting dates;
●	a one-time award, to be granted in February 2027, of PSUs with a grant date value of $2,000,000, subject to the achievement of certain stock price and financial performance targets over a three-year performance period covering calendar years 2027, 2028 and 2029, and subject to the same performance terms and conditions that apply to the annual PSU grants to be made in 2027; and
●	a one-time award, to be granted in February 2027, of RSUs with a grant date value of $1,000,000, vesting annually over a four-year period beginning on the grant date and subject to her continued employment through the applicable vesting dates.

The foregoing equity awards will be subject to the terms of the Company's 2004 Omnibus Incentive Plan, as amended and restated, the Company's standard award agreements, and the Company's clawback policies.

Ms. Merriwether will receive comprehensive relocation benefits in accordance with the Company’s executive benefit relocation program, subject to repayment if her employment is terminated other than by the Company without “cause” or by Ms. Merriwether for “good reason” prior to the second anniversary of the later of her relocation to the

Denver, Colorado metropolitan area or the Effective Date. She is also entitled to reimbursement of legal fees up to $15,000 incurred in connection with negotiating the Employment Agreement.

Ms. Merriwether’s eligibility for severance benefits, if any, in connection with a termination of employment are subject to the Company’s form of Executive Severance Policy and the Executive Change in Control Retention Agreement appended to the Employment Agreement, including the related Executive Restrictive Covenants Agreements, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026 and Part II, Item 5 of the Company’s Form 10-Q filed with the SEC on May 7, 2026; provided, however, that Ms. Merriwether will be entitled to receive the severance benefits that are payable under the Executive Severance Policy upon a termination by the Company without “cause” or in the event that she resigns for “good reason” (as defined in her Executive Change in Control Retention Agreement) regardless of whether a “change in control” (as defined in the Executive Change in Control Retention Agreement) has occurred. Ms. Merriwether will enter into the Company's standard form of indemnification agreement, pursuant to which the Company will indemnify her against certain liabilities that may arise in connection with her status or service as an officer of the Company.

The selection of Ms. Merriwether to serve as the Company’s President and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Merriwether and any director or executive officer of the Company, and Ms. Merriwether has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 6, 2026, the Company issued a press release relating to the above executive appointment. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information in the foregoing Items 2.02 and 7.01, and the corresponding exhibits thereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement dated July 31, 2026, between the Company and Deidra C. Merriwether.
99.1	Earnings press release issued by Arrow Electronics, Inc., dated August 6, 2026.
99.2	Executive Appointment press release issued by Arrow Electronics, Inc., dated August 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	August 6, 2026	By:	/s/ Carine Jean-Claude
		Name:	Carine Jean-Claude
		Title:	Senior Vice President, Chief Legal and Compliance Officer, and Secretary